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                                                                    EXHIBIT 99.1

                                  RISK FACTORS

         The value of an investment in Nucentrix will be subject to the significant risks inherent in our business. You should consider carefully the risks and uncertainties described below and the other information included in this prospectus before you decide to purchase any shares of our common stock. The occurrence of any one or more of the events or uncertainties described below could have a material adverse effect on our financial condition, results of operations and cash flows. Additionally, further discussion of these risk factors and other risks may be found in the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Reorganization" sections of our Form 10-K filed on April 2, 2001, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Forms 10-Q filed on May 15, 2001, and August 14, 2001, each of which is incorporated into this prospectus by reference.

WE ARE PURSUING A NEW BUSINESS THAT WE HAVE NOT PREVIOUSLY OPERATED ON A LARGE SCALE. WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR LONG-TERM BUSINESS STRATEGY OR CORRECT OUR HISTORY OF LOSSES.

         We historically have used our radio spectrum to provide wireless subscription television services and incurred substantial operating and net losses from these operations. The principal focus of our long-term business strategy currently is to transition the use of our Multipoint Distribution Service ("MDS"), Multichannel Multipoint Distribution Service ("MMDS") and Instructional Television Fixed Service ("ITFS") radio spectrum to provide broadband wireless services, such as high-speed Internet access. In this document, we often collectively refer to the MDS, MMDS and ITFS spectrum that we own or lease as "MMDS." We have launched commercial high-speed Internet access service in only two of our markets, and the revenues that we have received in these two initial markets are immaterial to date. When we determine to deploy additional markets, we intend to increase our capital expenditures to develop and launch broadband wireless services in additional markets, and we expect operating expenses from our broadband wireless operations to exceed revenues from those operations until our customer base increases. As a result, we anticipate that our net and operating losses will continue until we successfully implement our business strategy. We cannot assure you that we can develop, market and expand our broadband wireless services in the two initial markets or any additional markets to the extent necessary to successfully compete in the broadband services industry.

WE MAY NOT BE ABLE TO OBTAIN THE ADDITIONAL FINANCING NECESSARY TO IMPLEMENT OUR LONG-TERM BUSINESS STRATEGY ON SATISFACTORY TERMS AND CONDITIONS.

         To implement our long-term business strategy, we will need additional capital for capital expenditures, operating expenses, system development costs, and acquisition costs, including debt that may be assumed in future acquisitions. We plan to finance these activities by debt or equity financings, secured or unsecured credit facilities, vendor financing, sales of assets, joint ventures, or other arrangements. We cannot assure you that we will be able to obtain the financing we will need to fund the implementation of our long-term business strategy on satisfactory terms and conditions, if at all. If we incur additional debt, we may have to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest, which may cause us to be more vulnerable to competitive pressures and economic downturns. If we fail to obtain additional financing in a timely manner and on acceptable terms, we may have to delay, reduce or eliminate the launch of new high-speed Internet access systems.

WE CANNOT ASSURE YOU THAT THE NEXT GENERATION TECHNOLOGY FOR OUR NETWORK PLATFORM WILL PROVIDE THE BENEFITS THAT WE NEED TO BE COMPETITIVE WITH OTHER BROADBAND SERVICE PROVIDERS, OR THAT IT WILL BE READY FOR COMMERCIAL DEPLOYMENT IN A TIMELY MANNER. IF THIS TECHNOLOGY PROVES UNRELIABLE, OR DOES NOT BECOME COMMERCIALLY VIABLE IN TIME TO MEET PERCEIVED DEMAND, THEN DEMAND FOR OUR SERVICES AND OUR ABILITY TO TIMELY IMPLEMENT OUR LONG-TERM BUSINESS STRATEGY COULD BE ADVERSELY AFFECTED.

         We currently are evaluating the development of next generation technology platforms for delivery of broadband wireless service over MMDS radio spectrum, as well as the technology commitments by other MMDS operators such as Sprint and WorldCom. We believe some of these technology platforms will address line-of-sight limitations that exist in current generation equipment, and allow customers to install and upgrade their customer premises equipment themselves. However, next generation MMDS technology is largely unproven in commercial applications. We cannot assure you that new technology will provide the advantages we expect or that it will be ready for commercial deployment in a timely manner, if at all. Our failure to achieve or maintain reliable service


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capabilities could significantly reduce or delay consumer demand for our services. In addition, it is unlikely that we would commit to a specific technology platform for any significant deployment until another major MMDS operator makes a significant commitment to the same technology. In October 2001, Sprint announced that it was ending customer acquisition for MMDS Internet services and freezing the number of MMDS markets it serves until substantial progress is made on next generation MMDS technology. The failure of a technology platform to become commercially ready in a timely manner could delay, reduce or eliminate our launch of new broadband wireless Internet systems.

WE EXPECT THAT OPEN TECHNOLOGY STANDARDS AMONG MMDS EQUIPMENT MANUFACTURERS WILL LOWER EQUIPMENT AND OTHER COSTS FOR SERVICE PROVIDERS. THERE IS NO ASSURANCE THAT THESE STANDARDS WILL EVOLVE.

         We believe that open, or non-proprietary, manufacturing standards ultimately are necessary in next generation MMDS technology to lower infrastructure and customer premise equipment costs, and allow for interoperability and flexibility for service providers. Although there are discussions among various vendors to develop open standards in this area, there is no assurance that these standards will evolve in the near future or at all. The failure of these standards to evolve could result in higher operating costs and unacceptable operating margins.

THE INTERNET ACCESS MARKET IS HIGHLY COMPETITIVE. BECAUSE MANY COMPETITORS IN OUR MARKETS ARE WELL-ESTABLISHED AND HAVE RESOURCES SIGNIFICANTLY GREATER THAN THOSE AVAILABLE TO US, WE MAY NOT BE ABLE TO ESTABLISH A SIGNIFICANT NUMBER OF INTERNET ACCESS CUSTOMERS IN OUR MARKETS.

         As we enter the high-speed Internet access business, we will be forced to compete with numerous service providers, including the following:

         - other Internet service providers ("ISPs") which have developed high-speed access capabilities such as digital subscriber lines ("DSL") along with their existing services,

         - incumbent local exchange carriers ("ILECs") which are providing DSL-based services in addition to their existing wide area, metropolitan and local area networks,

         - interexchange carriers, which are expanding their networks to support high-speed local access, including DSL-based services and a full range of Internet services and applications,

         - competitive local exchange carriers ("CLECs") which are offering DSL-based data and other services,

         - cable modem service providers offering high-speed access services to consumers and businesses, and

         - other fixed-wireless and satellite data service providers, which have deployed or are developing broadband two-way data and voice services.

         Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and significantly greater financial, technical and marketing resources than we have. Many of these companies can subsidize competing services with revenues from other services and have ready access to capital markets. As competition increases in the high-speed Internet access market, we anticipate intensified downward pricing pressure for our services. If we are unable to compete effectively it will adversely affect our ability to successfully implement our business strategy.

    WE CANNOT PREDICT WHETHER WE WILL BE SUCCESSFUL IN IMPLEMENTING OUR LONG-TERM BUSINESS STRATEGY BECAUSE IT INCLUDES OPERATIONS THAT HAVE NOT BEEN WIDELY DEPLOYED ON A COMMERCIAL BASIS. OUR FAILURE TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE COULD IMPAIR OUR ABILITY TO ACHIEVE PROFITABILITY.

         Our primary business strategy of providing broadband wireless services over MMDS spectrum has not been widely deployed on a commercial basis. The success of our long-term business strategy depends on our ability to develop and market our high-speed Internet access service at profitable rates. We will face a number of difficulties and uncertainties generally associated with new businesses, such as:


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    -    lack of consumer acceptance,

    -    difficulty in obtaining financing,

    - competition from providers using more traditional and commercially proven sources for these services,

    -    advances in competing technologies, and

    -    changes in laws and regulations.

         We have launched commercial high-speed Internet access service in only two of our existing markets, and we cannot assure you that businesses and consumers will accept our service as a commercially viable alternative to other means of Internet access.

         To date we have not commercially launched wireless local loop or voice over Internet Protocol ("IP") services over our spectrum. We cannot assure you that a system can be designed to deliver telephony services over our spectrum on a commercial basis or, if such a system can be designed, that we will receive the requisite regulatory approvals to offer these services or that we will be able to deploy these services in a commercially successful manner or at all.

WE ARE SUBJECT TO EXTENSIVE FEDERAL LAWS, RULES AND REGULATIONS. THE LAWS, RULES AND REGULATIONS TO WHICH WE ARE SUBJECT COULD CHANGE AT ANY TIME IN AN UNPREDICTABLE MANNER.

         Our continued ability to acquire, lease and maintain MDS, MMDS and ITFS spectrum, which is vital to our operations, is subject to extensive regulation. These regulations directly affect the breadth of services we are able to offer, as well as the rates, terms and conditions of those services. We also are affected indirectly by other governmental regulations on companies that offer competing services. Regulations and their application are subject to continual change as a result of new legislation, regulations adopted from time to time by regulatory authorities and judicial interpretation of these laws and regulations. We are not able to predict the extent to which any change in the regulatory environment could affect our business. We cannot assure you that changes in legislation, regulations and interpretations would not have a significant adverse impact on our ability to implement our business strategy.

         Aside from the use of spectrum, the Federal Communications Commission ("FCC") has held that Internet access services are "information services" not subject to FCC regulation. Nevertheless, the FCC has held that the Internet dial-up traffic is interstate traffic subject to FCC jurisdiction. While the U.S. Court of Appeals for the D.C. Circuit reversed and remanded the FCC's holding regarding Internet dial-up traffic, the FCC has reaffirmed the holding on appeal. The FCC's affirmation of its holding currently is being appealed. There can, therefore, be no certainty that the providing of Internet access services will continue to be free from FCC regulation. Moreover, if we begin providing wireless telecommunications or voice over IP services, we will be subject to FCC and state regulation of our interstate and intrastate telecommunications services, respectively.

CHANGES IN THE REGULATORY STATUS OF THE 2500-2690 MHZ, OR "2.5 GHZ," FREQUENCY BAND MAY ADVERSELY AFFECT CURRENT AND FUTURE FIXED WIRELESS OPERATIONS.

         The FCC recently issued an order to allow limited mobile wireless use of the 2.5 GHz spectrum band, in which we hold many of our FCC licenses and spectrum leases. Under the FCC's order, existing licensees in the 2.5 GHz band can offer mobile wireless services in addition to previously authorized fixed services. Although the FCC's order seeks to protect fixed wireless use from any interference by mobile systems, there is no assurance that the addition of mobile services to the 2.5 GHz band will not adversely affect the operation of fixed wireless systems in this band. Furthermore, we will rely on spectrum leases with third party license holders to deliver some of our fixed wireless services. If competition for use of this spectrum band develops from mobile providers, we may not be able to obtain renewals for these leases on favorable or acceptable terms. Finally, the FCC's order is subject to reconsideration and appeal, and the protections and benefits afforded to fixed wireless service providers under the FCC's current order may be revised or eliminated if reconsidered or appealed.

THE 2150 - 2162 MHZ, OR "2.1 GHZ," RADIO FREQUENCY BAND IS ONE OF SEVERAL FREQUENCY BANDS CURRENTLY BEING CONSIDERED AS A SOURCE OF ADDITIONAL SPECTRUM FOR THIRD GENERATION, OR "3G," MOBILE SYSTEMS. WE COULD BE REQUIRED TO RELOCATE EXISTING AND FUTURE OPERATIONS IN THE 2.1 GHZ BAND TO ACCOMMODATE 3G MOBILE SYSTEMS.


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         Various government agencies, including the FCC, have developed a plan to identify additional spectrum for 3G services that includes the 2.1 GHz band. We currently use the 2.1 GHz band in our existing fixed-wireless networks, and the 2.1 GHz band is part of our plan for future broadband wireless networks. We could be required to relocate current and future broadband wireless services to another frequency band. We are not able to determine at this time the impact that relocation would have on our operations; however, relocation of operations to another frequency band could require new or additional equipment, raise operating costs, delay the provision of service, or render service uneconomic in certain areas.

WE DEPEND ON FCC-REGULATED LICENSES AND CHANNEL LEASES. THE FAILURE TO MAINTAIN CHANNEL RIGHTS IN VARIOUS MARKETS COULD ADVERSELY AFFECT OUR ABILITY TO TIMELY IMPLEMENT OUR BUSINESS STRATEGY.

         We depend upon licenses granted to us by the FCC and leases with other FCC license holders for access to channel capacity necessary to operate our Internet and video businesses. These licenses are subject to renewal as determined by the FCC. FCC licenses also specify channel construction deadlines by which channel transmissions must begin, which, if not met, would permit the FCC to revoke the license. We cannot assure you that:

    -    the FCC will renew our licenses as their initial terms expire,

    - our channel lessors will continue to hold valid licenses for their channels,

    - we will be able to renew our channel leases on terms acceptable to us, or

    -    the FCC will grant requests for extensions of construction deadlines.

         The failure to maintain FCC licenses and channel leases will reduce the total number of channels available for our use. If we fail to maintain sufficient FCC licenses or channel leases in markets where we operate or in which we intend to launch two-way Internet access service, then the resulting reduction in channel capacity could have a material adverse effect on our ability to:

    - serve our existing Internet access and subscription television customer base,

    - serve increasing customer demand for high-speed Internet access service, and

    - add services such as voice over IP or wireless telecommunications services.

         We cannot assure you that we will be able to obtain replacement spectrum or other acceptable alternatives in a market if we lose an FCC license or channel lease in that market.

OUR BROADBAND WIRELESS SYSTEMS WILL REQUIRE APPROVAL FROM THE FCC. ALTHOUGH WE HAVE RECEIVED FCC APPROVAL FOR APPROXIMATELY 95% OF THE APPLICATIONS WE FILED IN THE FCC'S INITIAL FILING WINDOW IN AUGUST 2000, WE WILL BE REQUIRED TO OBTAIN APPROVAL FOR ANY NEW APPLICATIONS AND ANY MODIFICATIONS TO OUR INITIAL APPLICATIONS. IF WE DO NOT OBTAIN REQUISITE APPROVALS FOR NEW APPLICATIONS OR MODIFICATIONS TO EXISTING APPLICATIONS IN A PARTICULAR MARKET, THEN WE MAY NOT BE ABLE TO OPERATE IN THAT MARKET.

         In August 2000, we filed over 400 applications with the FCC to receive authorization for two-way broadband wireless operations in 70 markets. As of September 30, 2001, we had received approval for approximately 95% of these applications, representing 90% of these markets. We will be required to obtain additional approval for any new applications and any modifications to our initial applications that we desire to file to supplement channel capacity or modify a network design. These applications must meet FCC interference protection rules or contain the consent of other MDS, MMDS and ITFS licensees in these markets and adjacent markets. We cannot assure you that:

    - applications for new channel capacity or network modifications will not be preempted or otherwise limited by previously or concurrently filed applications of other operators, or

    - we will be able to obtain the necessary cooperation and consents from channel licensees in our markets or adjacent markets to enable us to optimize our network designs.


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         If we do not receive the required consents for additional channel capacity in a particular market, or we are not able to modify a network design, we may be unable to operate service in that market in a cost-effective manner.

OUR BASIC TRADING AREA, OR "BTA," AUTHORIZATIONS ARE SUBJECT TO FORFEITURE IF WE DEFAULT ON OUR PURCHASE PRICE PAYMENTS OR FAIL TO MEET CERTAIN SERVICE REQUIREMENTS. THE COSTS OF THE BUILD-OUT TO SATISFY OUR BTA SERVICE REQUIREMENTS COULD BE MATERIAL.

         We acquired authorizations for 93 BTAs in August 1996 at a total cost of approximately $19.8 million. As of September 30, 2001, $11.0 million in principal amount of this debt remained payable quarterly through August 2006. Each BTA is subject to an individual installment note. If we fail to make one or more scheduled installment payments on a BTA note after any applicable grace period, that BTA authorization may be forfeited to the FCC.

         To retain a BTA authorization, we must provide a required level of service in the BTA by August 2003. We will satisfy the service requirement for a BTA if we construct MDS and MMDS stations capable of providing a signal to at least two-thirds of the BTA population outside of the service areas of other MDS and MMDS operators within our BTAs. If we fail to meet this requirement, or the FCC does not waive, extend or otherwise modify the build-out requirement, then the BTA authorization for the portion of the BTA that is not capable of being served may be subject to forfeiture. Constructing MDS and MMDS channels capable of providing service to the required population in unconstructed BTAs could require substantial capital expenditures.

WE DEPEND ON KEY PERSONNEL. IF WE LOSE OUR CHIEF EXECUTIVE OFFICER, OUR ABILITY TO CARRY OUT OUR LONG-TERM BUSINESS STRATEGY COULD BE ADVERSELY AFFECTED.

         Our future success largely depends on the expertise of Carroll D. McHenry, our chief executive officer, president and chairman of the board, and other members of senior management. We have employment agreements with Mr. McHenry and other members of senior management, but do not maintain a key person life insurance policy on the life of Mr. McHenry or other members of senior management.

INTENSE COMPETITION EXISTS IN THE SUBSCRIPTION TELEVISION MARKET. WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, ESPECIALLY AGAINST ESTABLISHED INDUSTRY COMPETITORS WITH SIGNIFICANTLY GREATER FINANCIAL RESOURCES. OUR FAILURE TO MAINTAIN AND EXPAND OUR WIRELESS CABLE SUBSCRIBER BASE COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The subscription television business is also highly competitive, and many of our competitors have significantly greater resources and channel capacity than we have. Our principal subscription television competitors consist of traditional wireline or franchised cable operators, direct to home/direct broadcast satellite providers and private cable operators. Wireless cable providers, including our subscription television service, have less than a 1% share of the national subscription television market. In addition, local off-air VHF/UHF broadcast television stations, such as affiliates of ABC, NBC, CBS and Fox, continue to be a primary source of free video programming for the public. Our failure to maintain our existing wireless cable subscriber base could adversely affect our results of operations. We cannot assure you that we will be able to maintain our subscriber base for our wireless cable services.

LOSS OF DIRECTV CONTRACTS COULD ADVERSELY AFFECT OUR REVENUES AND RESULTS OF OPERATIONS.

         Our agency relationship with DIRECTV represents a material portion of our subscription television service revenues (12.7% for the nine months ended September 30, 2001). We depend on our contracts with DIRECTV to provide DIRECTV service. Our single family unit and multiple dwelling unit contracts with DIRECTV expire in February 2006 and October 2004, respectively. A cancellation or nonrenewal of our contracts with DIRECTV could have a material adverse effect on our revenues and results of operations.

BUILDING AND TOWER OWNERS CONTROL ACCESS TO CERTAIN STRATEGIC ANTENNA SITES.

         We will be required to obtain rights from building and tower owners to install our antennas and other equipment to provide service to our customers. We cannot assure you that we will be able to obtain, at costs or on terms acceptable to us, the rights necessary to expand our services as planned.


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OUR INDUSTRY IS SUBJECT TO RAPID TECHNOLOGY CHANGES.

         The high-speed Internet access industry is subject to rapid technological change, frequent new service introductions and evolving industry standards. We believe that our future success will depend largely on our ability to anticipate or adapt to these changes and to offer, on a timely basis, services that meet evolving standards. We cannot predict the extent to which competitors using existing or currently undeployed methods of delivery of Internet access services will compete with our services. We cannot assure you that:

    - existing, proposed or undeveloped technologies will not render our broadband wireless systems less profitable or less viable,

    - we will have the resources to acquire new technologies or to introduce new services that could compete with future technologies, or

    - we will be successful in responding to technological changes in a timely and cost effective manner.

WE MAY BE LIABLE FOR INFORMATION SENT THROUGH OUR NETWORK.

         The law relating to the liability of Internet access providers for information carried on, stored on or disseminated through their network is unsettled. Several private lawsuits seeking to impose liability upon Internet access providers currently are pending. In addition, legislation has been enacted and new legislation has been proposed that imposes liability for the transmission of or prohibits the transmission of certain types of information on the Internet, including sexually explicit and gambling information. While no one has ever asserted a claim against us relating to this issue, someone may assert a claim of that type in the future and may be successful in imposing liability on us. Although we carry Internet liability insurance, it may not be adequate to compensate claimants or may not cover us if we become liable for information carried on or disseminated through our networks.

WE HAVE A LARGE PORTION OF OUR COMMON STOCK HELD BY A SMALL NUMBER OF OUR STOCKHOLDERS. THIS CONCENTRATION OF OWNERSHIP CAN AFFECT STOCKHOLDER VOTES AND CAUSE OUR STOCK PRICE TO BE VOLATILE IN THE PUBLIC TRADING MARKET.

         A large portion of our common stock is held by a small number of stockholders. As a result, these stockholders are able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduces the public float and liquidity of our common stock which can in turn affect the market price of our common stock.


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